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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of report: February 6, 1998



                              THE PRESLEY COMPANIES
             (Exact name of registrant as specified in its charter)
                             -----------------------


         DELAWARE                        0-18001               33-0475923
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)


                               19 Corporate Plaza
                         Newport Beach, California 92660
                    (Address of principal executive offices)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 640-6400



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ITEM 5.  OTHER EVENTS.

         On or about January 30, 1998, The Presley Companies issued an aggregate of 2,677,836 shares of its Series A Common Stock as the result of the conversion of a like number of shares of its Series B Common Stock. The Series A shares were not required to be registered under the Securities of 1933, as amended, by reason of Section 3(a)(9) of that Act, and the Series A shares issued are freely tradeable by reason of the provisions of Rule 144 and paragraph (k) of that rule.



                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           THE PRESLEY COMPANIES,
                                           a Delaware Corporation


                                           By:   /s/ David M. Siegel
                                              ---------------------------------
                                           David M. Siegel
                                           Senior Vice President,
                                           Chief Financial Officer and Treasurer